UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 25, 2010
WHITE ELECTRONIC DESIGNS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3601 E. University Drive, Phoenix, Arizona 85034

(Address of Principal Executive Offices) (Zip Code)
(602) 437-1520

(Registrant’s telephone number, including area code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On March 25, 2010, White Electronic Designs Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Bowmar LLC, an Indiana limited liability company (“Bowmar”), to sell the identified assets, including among other assets, real estate, equipment, personal property and inventory of the Company’s Fort Wayne, Indiana operations associated with the Electromechanical Products Division of the Company (the “Business”) to Bowmar for approximately $1,800,000 million (the “Purchase Price”) and the assumption of identified liabilities. The Business manufactures, sells, installs and services build-to-print mechanical, electromechanical, and electronic assemblies, and interface products. This transaction closed the same day as the execution of the Asset Purchase Agreement and also resulted in Bowmar agreeing (i) to a new labor agreement with the labor union of the Business, and (ii) to continue to employ the employees of the Business, with a few limited exceptions.$1,500,000 of the Purchase Price was paid in cash at closing and the remaining $300,000 is deferred Purchase Price paid out pursuant to the terms and conditions of the associated promissory note. The Asset Purchase Agreement contains representations and warranties, covenants (including confidentiality and non-compete provisions) and indemnification provisions that are customary for transactions of this type. In addition, the Asset Purchase Agreement provides, subject to the terms and conditions of the Asset Purchase Agreement, for certain post-closing services to be provided by the Company during a transitional period of the Business.
     The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information. The following unaudited pro forma condensed consolidated financial information of the Company is derived from the Company’s historical consolidated financial statements and should be read in conjunction with the audited financial statements and notes thereto appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009 and the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2009. The accompanying unaudited pro forma condensed consolidated statements of income for the three months ended December 31, 2009 and the year ended September 30, 2009 are presented as if the disposition of the Business as discussed in Item 2.01 hereof, had been completed as of December 31, 2009 and September 30, 2009, respectively. The unaudited pro forma condensed consolidated balance sheet is presented as if the disposition had been completed as of December 31, 2009 and September 30, 2009, respectively. The unaudited pro forma condensed financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. The pro forma adjustments as described herein and in the notes to the unaudited pro forma condensed consolidated financial statements, are based upon available information and certain assumptions that we believe are reasonable. The allocations are preliminary in nature and subject to change following the transaction based on refinements as actual data becomes available. The Company cannot reasonably estimate the amount of the loss on the disposition at this time and therefore, the pro forma condensed consolidated financial statements do not include the amount of any loss from the disposition.
(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of March 25, 2010, between White Electronic Designs Corporation and Bowmar LLC, an Indiana limited liability company

WHITE ELECTRONIC DESIGNS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	As of December 31, 2009
			Pro Forma	Pro Forma
	As Reported		Adjustments [a]	Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$65,387		$1,413 [c]	$66,800
Accounts receivable, net	10,747		—	10,747
Inventories	14,054		(1,232)	12,822
Prepaid expenses and other current assets	3,965		—	3,965
Deferred income taxes	2,563		(287)	2,276
Assets held for sale	—		—	—

Total Current Assets	96,716		(106)	96,610

Property, plant and equipment, net	10,992		(569)	10,423
Deferred income taxes	1,145		(64)	1,081
Goodwill	1,764		—	1,764
Other assets	67		300 [d]	367
Assets held for sale	—		—	—

Total Assets	$110,684		$(439)	$110,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,350		$—	$2,350
Accrued salaries and benefits	1,353		—	1,353
Other accrued expenses	1,439		—	1,439
Deferred revenue	1,048		—	1,048
Liabilities related to assets held for sale	—		—	—

Total Current Liabilities	6,190		—	6,190

Accrued pension liability	412	[b]	—	412
Other liabilities	743		—	743

Total Liabilities	7,345		—	7,345

Commitments and Contingencies

Total Shareholders’ Equity	103,339		(439)	102,900

Total Liabilities and Shareholders’ Equity	$110,684		$(439)	$110,245

[a]	Unless otherwise noted, the proforma adjustments represent the assets, liabilities and equity related to the Ft. Wayne operations, assuming the disposition had occurred on December 31, 2009.

[b]	The accrued pension liability relates to the Ft. Wayne operations, but was not sold as part of the transaction and remains the obligation of the Company.

[c]	The net cash received represents the cash proceeds of $1.5 million less applicable liabilities and settlement costs.

[d]	Amounts represent the $0.3 million note receivable obtained as part of the transaction.

WHITE ELECTRONIC DESIGNS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	As of September 30, 2009
			Pro Forma	Pro Forma
	As Reported		Adjustments [a]	Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$64,170		$1,413 [c]	$65,583
Accounts receivable, net	10,136		—	10,136
Inventories	15,642		(1,167)	14,475
Prepaid expenses and other current assets	3,607		—	3,607
Deferred income taxes	2,464		(413)	2,051
Assets held for sale	174		—	174

Total Current Assets	96,193		(167)	96,026

Property, plant and equipment, net	11,677		(939)	10,738
Deferred income taxes	1,100		(68)	1,032
Goodwill	1,764		—	1,764
Other assets	67		300 [d]	367
Assets held for sale	796		—	796

Total Assets	$111,597		$(874)	$110,723

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,823		$—	$3,823
Accrued salaries and benefits	1,874		—	1,874
Other accrued expenses	1,546		—	1,546
Deferred revenue	923		—	923
Liabilities related to assets held for sale	352		—	352

Total Current Liabilities	8,518		—	8,518

Accrued pension liability	434	[b]	—	434
Other liabilities	755		—	755

Total Liabilities	9,707		—	9,707

Commitments and Contingencies

Total Shareholders’ Equity	101,890		(874)	101,016

Total Liabilities and Shareholders’ Equity	$111,597		$(874)	$110,723

[a]	Unless otherwise noted, the proforma adjustments represent the assets, liabilities and equity related to the Ft. Wayne operations, assuming the disposition had occurred on September 30, 2009.

[b]	The accrued pension liability relates to the Ft. Wayne operations, but was not sold as part of the transaction and remains the obligation of the Company.

[c]	The net cash received represents the cash proceeds of $1.5 million less applicable liabilities and settlement costs.

[d]	Amounts represent the $0.3 million note receivable obtained as part of the transaction.

WHITE ELECTRONIC DESIGNS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31, 2009
		Pro Forma	Pro Forma
	As Reported	Adjustments [a]	Adjusted

Net sales	$15,568	$(655)	$14,913
Cost of sales	9,817	(672)[b]	9,145

Gross profit	5,751	17	5,768

Operating expenses:
Selling, general and administrative	4,072	(274)	3,798
Research and development	1,228	(36)	1,192
Impairment loss	345	(345)	—

Total operating expenses	5,645	(655)	4,990

Operating income	106	672	778
Interest income	77	—	77

Income from continuing operations before income taxes	183	672	855
Provision for income taxes	(56)	(219)	(275)

Income from continuing operations	127	453	580
Discontinued operations:
Income from discontinued operations, net of tax	—	—	—
Gain on sale of discontinued operations, net of tax	183	—	183

Income from discontinued operations	183	—	183

Net income	$310	$453	$763

Income from continuing operations per common share:
Basic	$0.01	$0.02	$0.03

Diluted	$0.01	$0.02	$0.02

Income from discontinued operations per common share:
Basic	$0.01	$—	$0.01

Diluted	$0.01	$—	$0.01

Net income per common share:
Basic	$0.01	$0.02	$0.03

Diluted	$0.01	$0.02	$0.03

Weighted average number of common shares and equivalents:
Basic	23,116,201	23,116,201	23,116,201
Diluted	23,353,343	23,353,343	23,353,343

[a]	The pro forma adjustments represent the results of operations for the Ft. Wayne operations during the period presented.

[b]	Cost of sales excludes adjustment of $0.04 million for pension expense.

WHITE ELECTRONIC DESIGNS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Twelve Months Ended September 30, 2009
		Pro Forma	Pro Forma
	As Reported	Adjustments [a]	Adjusted

Net sales	$62,559	$(6,049)	$56,510
Cost of sales	37,993	(3,707)[b]	34,286

Gross profit	24,566	(2,342)	22,224

Operating expenses:
Selling, general and administrative	16,385	(952)	15,433
Research and development	4,408	(126)	4,282

Total operating expenses	20,793	(1,078)	19,715

Operating income	3,773	(1,264)	2,509
Interest income	441	—	441

Income from continuing operations before income taxes	4,214	(1,264)	2,950
Provision for income taxes	(1,218)	468	(750)

Income from continuing operations	2,996	(796)	2,200

Discontinued operations:
Income from discontinued operations, net of tax	(344)	—	(344)
Gain on sale of discontinued operations, net of tax	(623)	—	(623)

Income from discontinued operations	(967)	—	(967)

Net income	$2,029	$(796)	$1,233

Income from continuing operations per common share:
Basic	$0.13	$(0.03)	$0.10

Diluted	$0.13	$(0.03)	$0.10

Income from discontinued operations per common share:
Basic	$(0.04)	$—	$(0.04)

Diluted	$(0.04)	$—	$(0.04)

Net income per common share:
Basic	$0.09	$(0.03)	$0.05

Diluted	$0.09	$(0.03)	$0.05

Weighted average number of common shares and equivalents:
Basic	22,875,371	22,875,371	22,875,371
Diluted	23,121,614	23,121,614	23,121,614

[a]	The pro forma adjustments represent the results of operations for the Ft. Wayne operations during the period presented.

[b]	Cost of sales excludes adjustment of $0.2 million for pension expense.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION
Date: March 30, 2010	By:	/s/ Gerald R. Dinkel
Gerald R. Dinkel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of March 25, 2010, between White Electronic Designs Corporation and Bowmar LLC, an Indiana limited liability company